Listing Report:Supplement No. 198 dated Mar 24, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 281465
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1997	Debt/Income ratio:	21%
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 7	Length of status:	1y 10m
Credit score:	660-679 (Mar-2010)	Total credit lines:	20	Occupation:	Computer Programmer
Now delinquent:	3	Revolving credit balance:	$2,256	Stated income:	$50,000-$74,999
Amount delinquent:	$11,716	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	FOREX	Borrower's state:	Texas	Borrower's group:	NO DELINQZ
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	520-539 (Jan-2008) 560-579 (Nov-2007) 560-579 (Nov-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Payoff high interest debts
Purpose of loan:
This loan will be used for consolidation some high interest debts

My financial situation:
?My new job which i have been for close to 2 years is 75 miles one way.? I have tried to find another IT job but you know how this economy is doing.? My wife is 7 months pregnant and i just can't see a way to pay off these credit cards and my 401K loan.? It will be easier to consolidate everything to manage my expenses.

Monthly net income: $ 3470

Monthly expenses: $?3380
??Auto / Gas?????????????? 315
? Electric?????????????????? 150
??Internet???????????????? ??119
? Cable\TV????????????? ?? 86
??Cell Phone????????????? 133
??401K????????????????????? 321
??Tan Resort?package?117
?? Water???????????????????? 20
? Mortgage???????????????? 1616
? Groceries???????????????? 250

Credit cards
HSBC Platinum????? 30
?? HSBC Orchard?????? 30
?? Salute card??????????? 16
?? Wal-mart??????????????? 15
?? First Premier????????? 27
?? Chase?????????????????????10
???Capital one?????????????25

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 449055
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.48%	Starting borrower rate/APR:	8.48% / 8.82%	Starting monthly payment:	$220.91

Auction yield range:	3.04% - 7.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1995	Debt/Income ratio:	25%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 14	Length of status:	4y 7m
Credit score:	820-839 (Mar-2010)	Total credit lines:	31	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$7,091	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	newest-sympathetic-loot	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to do some improvements at the house.

My financial situation:
I am a good candidate for this loan because I'm a full-time employee with good credit history .
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451413
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 24.87%	Starting monthly payment:	$37.71

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1983	Debt/Income ratio:	21%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	24 / 19	Length of status:	5y 4m
Credit score:	660-679 (Mar-2010)	Total credit lines:	52	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$44,670	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	9
Screen name:	integrity-prescription6	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to Pay Off 233% Loan
Purpose of loan: This loan will be used to pay off a very high (233%) interest loan I received in December. I foolishly signed a high interest note to buy family gifts at Christmas. I have been paying $89.95 every two weeks since Christmas.? Original balance: $1000.00.? Current balance: ?$970.00.? Dumb move!? I just want to pay this thing off and establish my value as a Prosper.com member.

My financial situation: I have been working for the U.S. Navy for more than 27 years. I retired from active duty after 22 years and have been working as a Navy government civilian for the last 5 years. My job and my income are very?stable. I am required to maintain a high level security clearance in my job which means I am not going to do anything that jeopardizes that. I am a good candidate for this loan because I am employed full time and have additional income from my Navy retirement. While my current credit report may not reflect this, I always pay my debts and pay on time. I have a divorce-related bankruptcy in 2004 to eliminate $150K of debt run up by my former spouse. The fact that I still hold my security clearance after all of this litigation validates my previous statements. I recently received a pay raise?which has further improved my cash flow but I want to reduce my high interest on some short term loans and pay off my mom.?Again, the credit report and picture are not true indicators of my credit-worthiness. They reflect the effects of several years of legal battles to keep my older son as part of my family. We now have language in our current court order to prevent the former spouse from initiating action again so we can now dig our way out of the financial hole the legal bills have created (high balance to credit limit ratios).

I am a Retired Naval Officer who believes in honor courage and commitment. I provide for my family and will do nothing to put this family in a position to compromise our financial stability despite the efforts of a litigious former spouse. I am a man of my word and a man of honor and honor all debts I incur by the terms agreed to at the time of the loan. The few delinquencies noted on my credit report were from 2003 and my former spouse. I was directed by legal counsel not to pay the bills she had incurred. In retrospect it was not the best option but former spouse had run up almost $150K in retail debt thanks to my formerly spotless credit record.

Monthly net income: $ 12100

Monthly expenses: $ 7510
Housing: $ 2960
Insurance: $ 150
Car expenses: $ 1000
Utilities: $ 200
Phone, cable, internet: $ 200
Food, entertainment: $ 1000
Clothing, household expenses $ 400
Credit cards and other loans: $ 1200
Other expenses: $ 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451419
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.81%	Starting monthly payment:	$37.68

Auction yield range:	11.04% - 20.00%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2007	Debt/Income ratio:	38%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 5	Length of status:	3y 6m
Credit score:	660-679 (Mar-2010)	Total credit lines:	14	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$4,108	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	virgs	Borrower's state:	NewYork	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a few close credit cards
Purpose of loan:
This loan will be used to?
Paying off three closed credit card with small balances
My financial situation:
I am a good candidate for this loan because?
i've never missed a payment on any of my accounts. I simply want to make one monthly payment for my three closed credit card accounts. I don't understand why i have a credit rating of the letter "D" from prosper!!!
Monthly net income: $
800
Monthly expenses: $
??Housing: $ None cause i live with my parents
??Insurance: $None cause i'm insured under my parents
??Car expenses: $I don't have one yet
??Utilities: $None
??Phone, cable, internet: $120
??Food, entertainment: $150
??Clothing, household expenses $100
??Credit cards and other loans: $100
??Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451425
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.01%	Starting borrower rate/APR:	34.01% / 36.45%	Starting monthly payment:	$156.37

Auction yield range:	11.04% - 33.01%	Estimated loss impact:	10.84%
Lender servicing fee:	1.00%	Estimated return:	22.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1991	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 12	Length of status:	4y 7m
Credit score:	660-679 (Mar-2010)	Total credit lines:	44	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$42,275	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kind-scholarly-peace	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to pay property taxes
Purpose of loan:
This loan will be used to?to pay property taxes on my?rental condo in Florida.? My last tenant got cancer and moved out early which caused the?condo to sit empty for a little over month and put me behind on the taxes.? I have since?got a new tenant?on a year lease.? I have no mortgage, only dues and taxes so it brings in about $500 a month profit.?

My financial situation:
I am a good candidate for this loan because? I have a good job and no late payments of any kind.? I will repay the loan, probably early.?I can easily pay this loan from the profit of the rental.

Monthly net income: $ 4350

Monthly expenses: $
??Housing: $ 1000????????
??Insurance: $ 100????
??Car expenses: $?200
? Utilities: $ 250
??Phone, cable, internet: $ 250
??Food, entertainment: $ 700
??Clothing, household expenses $
??Credit cards and other loans: $1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451431
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.38%	Starting borrower rate/APR:	29.38% / 31.75%	Starting monthly payment:	$421.13

Auction yield range:	11.04% - 28.38%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1982	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	2y 5m
Credit score:	740-759 (Mar-2010)	Total credit lines:	23	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$45,933	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	master292	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help my wife finish school!
Purpose of loan:
This loan will be used to help my wife finish her last two semesters of the Family Nurse Practitioner Program at Washington State University, My wife is an honor student. She graduate summa cum laude from the Bachelor of Nursing program and will graduate with honors from the FNP program as well,
Due to the number of clinical hours she must complete these last two semeters, she cannot work outside of school. Please HELP US!!

My financial situation:
I am a good candidate for this loan because my wife and I have been extremely responsible with our credit history and score. We pay all of our bills on time, have never been deliquent on ANY payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451443
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1989	Debt/Income ratio:	24%
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	0y 8m
Credit score:	700-719 (Mar-2010)	Total credit lines:	3	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	28
Screen name:	bonus-puppy	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
help i'm drowning!
Purpose of loan:
This loan will be used to?pay my bills and take care of my fifteen year old son. I also want to help my daughter and son in law, he has been out of work for a month now and they have two little girls.
I also would love to take a trip to go see my other grand-babies.
My financial situation: I have a decent job but, as you know times are tough. It is becoming hard to pay my bills and I am also helping my daughter who's husband is out of work. I feel that this loan would help me take care of myself and my young son and also be able to help my family.
I am a good candidate for this loan because? I am responsible with my money and will use it wisely. This loan will ensure that my family and I will be taken care of.

Monthly net income: $ 1400

Monthly expenses: $
??Housing: $350
??Insurance: $45
??Car expenses: $40
??Utilities: $260
??Phone, cable, internet: $120
??Food, entertainment: $50
??Clothing, household expenses $150
??Credit cards and other loans: $0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451455
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$95.48

Auction yield range:	17.04% - 21.00%	Estimated loss impact:	19.19%
Lender servicing fee:	1.00%	Estimated return:	1.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1995	Debt/Income ratio:	20%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	17 / 17	Length of status:	3y 3m
Credit score:	640-659 (Mar-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$36,320	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	graceful-payment	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card RELIEF
Purpose of loan:
This loan will be used to? Payoff FIVE credit cards to consolidate the payment into one to help improve my credit score.? The accounts will also be closed.

My financial situation:
I am a good candidate for this loan because? This will lower my monthly payments so that saving will be used to help pay down my home equity line of credit which I already closed and just have to get it paid off.

Monthly net income: $ 4.000.00

Monthly expenses: $ 3000.00????
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451473
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,488.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$451.47

Auction yield range:	11.04% - 17.00%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1990	Debt/Income ratio:	6%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 3	Length of status:	7y 2m
Credit score:	760-779 (Mar-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	6	Revolving credit balance:	$189	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	4%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	20
Screen name:	wise-transparent-bonus	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for Pre-Sold Orders
Purpose of loan:
This loan will be used to?
To purchase inventory for pre-sold orders our home-based business has acquired. We service retail dealers with fishing tackle from 9 manufacturers already?and have recently been offered a chance to carry two new major factories product lines which would significantly expand our reach within a dealer. These factories require a combined distributor stocking level equivalent to $12488.00 and we have already pre-sold the 57% of the new incoming inventory.

We have on hand over 500,000 of paid for existing inventory but because of the new lending law rules, no bank will allow us to use that inventory as collateral, thus the reason for posting this loan request. In addition, they will not take the signed purchase orders from our dealers for these new factories as proof of payment.

My financial situation:
I am a good candidate for this loan because? our existing track record is solid, established and shows growth. Our references are impeccable with our existing servicing factories as well as to the retail dealers we sell to. In addition, since the majority of the new incoming inventory is pre-sold, with average payment times from dealers to us of 60-90 days, once we can get the new inventory in and out to them, this loan should give a good sense of security.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451479
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,300.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$245.97

Auction yield range:	11.04% - 12.00%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1987	Debt/Income ratio:	23%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 6	Length of status:	25y 6m
Credit score:	700-719 (Mar-2010)	Total credit lines:	16	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$24,202	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	cynthiathegreat	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To Pay off my Discover Card
Purpose of loan:

I would like to pay off my Discovery Card that is Currently? @18.00% Interest rate
My financial situation:

As you can see above I have excellent credit.??I want to make sure I am paying everything off in three years.

Monthly net income: $?3000 (Gross)

Monthly expenses: $
??Housing: $?800
??Insurance: $?115??Car expenses: $0 paid off?
? Gas for car & Train Fare:?125
??Phone, cable, internet: $?40
?Groceries $?350??Investments $ 200.00
??Credit cards and other loans: $ 491
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,250.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	20%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	5 / 5	Length of status:	2y 7m
Credit score:	700-719 (Mar-2010)	Total credit lines:	25	Occupation:	Sales - Commission
Now delinquent:	4	Revolving credit balance:	$741	Stated income:	$25,000-$49,999
Amount delinquent:	$61,745	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	28
Screen name:	Tamparich	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 95% )	700-719 (Latest)
Principal borrowed:	$3,250.00	< mo. late:	1 ( 5% )	700-719 (Jul-2008) 660-679 (Jan-2008) 700-719 (Dec-2007)
Principal balance:	$1,625.61	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Already have Prosper Loan.
Financial Situation.

Hello prosper world! I am a good candidate for this loan because I am trying to turn my life around with the help of family and friends. I will be using this loan to pay for my loan reinstatement with Green Tree financial of my home which is 1,000.00 and college books. I will be honest, I have 2 investment properties with a friend and for the past 3 years they have been a financial nightmare for me. I fell behind on the mortgage because my tenants lost their jobs during the downward spiral of the economy and continued to live there, without paying, a lot of legal issues I had to take care of. I was forced to come out of pocket to cover the mortgages, but it got to the point where it put a financial hold on me.

Right now I have 2 contracts on the home, which I am doing a short sale on already have a prosper loan for debt consolidation, which I have been current with since July of 2008. I am not happy that i have an HR rating on my listing, but that is the reality I am faced with until I get my credit up to par, which I am working on. I have been current with my prosper loan and credit cards payments for almost 3 years now. This loan would really be a blessing to take care of my reinstatement loan and books for school this summer would be great.
Thank you for considering my loan and much success to you in the future.

Monthly Income- $2300.00 monthly

Monthly Expenses-

Mortgage- $767
Car Insurance $35.00
ultilies - $50.00
Cellphone- $45.00-metro pcs
Cable and internet- $90.00
Prosper loan- $112.00
Credit cards- $150.00
HOA- $130.00
Food + entertainment- $100.00
Gas- $75.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451555
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.57%	Starting monthly payment:	$56.56

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2001	Debt/Income ratio:	29%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	5y 0m
Credit score:	660-679 (Mar-2010)	Total credit lines:	20	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$20,628	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	silver-zebra	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
fixing my car
Purpose of loan:
This loan will be used to? fix my mustang

My financial situation:
I am a good candidate for this loan because? i work full time and pay all my bills on time????

Monthly net income: $ 2700

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 150.00
??Car expenses: $ 255.00
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 356
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451567
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.51%	Starting borrower rate/APR:	28.51% / 30.87%	Starting monthly payment:	$199.87

Auction yield range:	11.04% - 27.51%	Estimated loss impact:	10.69%
Lender servicing fee:	1.00%	Estimated return:	16.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	44%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	3y 0m
Credit score:	680-699 (Mar-2010)	Total credit lines:	12	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$8,738	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	booksonthemove	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	43 ( 100% )	680-699 (Latest)
Principal borrowed:	$22,630.00	< mo. late:	0 ( 0% )	640-659 (Jul-2008) 640-659 (Mar-2008) (Feb-2006)
Principal balance:	$3,804.47	1+ mo. late:	0 ( 0% )
Total payments billed:	43
Description
Debt Consolidation NOW!
Purpose of loan:
Consolidate two loans into one lower ($150 or more per month in savings) loan.

Current debts...
Prosper.com ($3,800)
LendingClub.com ($1,200)

Currently paying $366/month for these loans. This will save me in interest charges and allow YOU to earn interest on my note... it's a win-win!

My financial situation:
I am a good candidate for this loan because the company I work for is stable and my skills are vital to the company.

Annual net income: $ 30,000 (hourly wage x hours per year pre-tax)/Monthly net income- $2,500+/- (pre-tax)

Thank you for your time and consideration! Best of luck on your bid in my future!

Married, husband has good stable income which cannot be listed or calculated into loan basics. We both have listed and borrowed from Prosper in the past. Husband has no active loans on record.

This loan will be repaid early... But you ARE getting a borrower who has proven for nearly four years that on-time repayment is golden!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451579
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	31%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 6	Length of status:	3y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	17	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$1,618	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	yakult2266	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 95% )	640-659 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 5% )	640-659 (Aug-2009) 620-639 (Jul-2009) 640-659 (Jul-2008)
Principal balance:	$3,060.18	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Paying off my personal debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because I have a stable job.

Monthly net income: $ 3300

Monthly expenses: $
??Housing: $ 700 ?
??Insurance: $ 200
??Car expenses: $ 200
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 400
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451585
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$344.98

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	17%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	2y 11m
Credit score:	700-719 (Mar-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,636	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	top-brainy-truth	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my divorce
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451591
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$290.98

Auction yield range:	11.04% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2003	Debt/Income ratio:	37%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 14	Length of status:	3y 9m
Credit score:	660-679 (Mar-2010)	Total credit lines:	39	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$18,765	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	courageous-benjamins8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my high interest credit card

My financial situation:
I am a good candidate for this loan because I have never had a late payment.? Paying off my debt is my first priority.? I currently live with my parents so that I can focus on only paying off debt. I have been employed with the same company for almost 4 years with a stable income.

Monthly net income: $ 3,000

Monthly expenses: $ 0
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451597
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	6y 2m
Credit score:	680-699 (Feb-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	36
Screen name:	tolerant-credit8	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Save the Ocean
Purpose of loan:
This loan will be used to expand my current aquarium?maintenance business into coral fragmentation.? I have over 15 years experience working with saltwater aquarium animals and have been self-employed since 2004.? My father and I have now discovered the world of coral farming and are working together to make it a profitable business.? This money will be used to purchase additional inventory as well as build a bigger holding unit for the corals.? By growing coral, we help the environment and preserve the oceans.? We will be selling online, ebay and a website www.bluethumbfrags.com, as well as filling orders for my current maintenance customers.? I have a Bachelor's Degree in Business Marketing and the drive and skill to suceed in this business, but I need a little help to get it started.??If you have any questions, please ask.? Thank you.?

My financial situation:
When I was in college, I racked up a lot of credit card debt that hurt me, but I am in a much better financial situation now.? I have paid off both of our vehicles and my wife has a great job.? I have already put in over $2000 of my own money over the last few months and I am confident that I can pay off this loan in the first year.

Monthly net income: $ 4000

Monthly expenses:?
??Housing: $ 600????
??Insurance: $ 70 (car insurance)
??Car expenses: $ 200 (no car payments, just gas)
??Utilities: $ 225
??Phone, cable, internet: $ 140
??Food, entertainment: $ 600
??Clothing, household expenses $ 100
??Credit cards and other loans: $?550 (student loans)
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451613
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1990	Debt/Income ratio:	115%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	13 / 12	Length of status:	3y 6m
Credit score:	680-699 (Mar-2010)	Total credit lines:	34	Occupation:	Teacher
Now delinquent:	1	Revolving credit balance:	$67,483	Stated income:	$25,000-$49,999
Amount delinquent:	$20	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wise-speedy-affluence	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Teacher Needed A Second Chance
Purpose of loan:
This loan will be used to help with making things right.? I have made some mistakes and am trying to use the money to fix the mistakes I have made.? I have two cars that need repairs, medical bills,?and to help be rectify those mistakes and enable me to put money aside in a savings account for rainy days.? I do not want to ask family and friends for money because I am embarrassed.? I have tried getting a loan through the bank but because of my deferrerd student loans have been told that my debt-to-income ratio is too high.? My student loans helped me graduate this February which will also increase my yearly income starting in September.

My financial situation:
I am a good candidate for this loan because I am?a full-time teacher and have a guaranteed income.? My HR rating is due to a high debt-to-income ratio.? This ratio and?a one-time late payment has caused me to have the HR rating and a lower credit score.? My credit score ranges from 680-772 depending on the credit?report.? I also have a spouse that contributes to our monthly income which he is a government employee and has a guaranteed income.? This loan will give me the opportunity to fix my cars, pay off medical bills, and enable me to put money aside to assist with unforeseen future events.? I am a risk due to my rating but getting this loan will provide me with the opportunity I need to make things right and I will ensure that if given this loan my payments will be on time and I can be a good borrower.? My accounts are all current and in good standing with the exception of the one time late payment.

Monthly net income: $ 2,770.? This does not include an additional income of $5,500.? Our total monthly net income is $8,270.

Monthly expenses:? Are for the total household and not just for my payments?$
??Housing: $ 1,810
??Insurance: $ 185
??Car expenses: $ 362
??Utilities: $ 250
??Phone, cable, internet: $ 169
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 2,500 - this amount includes?RV payment, consolidation loan, student loans, etc.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451625
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$387.10

Auction yield range:	17.04% - 22.00%	Estimated loss impact:	19.25%
Lender servicing fee:	1.00%	Estimated return:	2.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	64%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 8	Length of status:	14y 2m
Credit score:	680-699 (Mar-2010)	Total credit lines:	21	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$13,383	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	justice-carnation4	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my student debt
Purpose of loan:
This loan will be used to consolidate debt that I have already accrued by attending graduate school, made up of credit cards (used for supplies, student health insurance costs, books, transportation, and field-work trips) along with part of my loan debt left over.? I generally would like to just have one payment to make to one place and at one interest rate rather than multiple.? Also it would of course be beneficial to have a better interest rate than those I am paying now.? I already pay all of these on time and have never been late.? I am just looking for the convenience of one loan payment.

My financial situation:
I am a good candidate for this loan because I ALWAYS pay on time, have a good credit rating (just a lot of credit, this is what I would like to mitigate), I have 2 jobs at the moment in which I make steady income, however am also graduating with my graduate degree December 2010 and am setting up a position at Conservation International right now so that I will be able to work in the field in which I am studying.

Monthly net income: $ 2108

Monthly expenses: $
??Housing: $ 300
??Insurance: $ 78
??Car expenses: $ 380
??Utilities: $ 17
??Phone, cable, internet: $ 0
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 326
??Other expenses: $ 25 (school supplies)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451631
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.48%	Starting borrower rate/APR:	8.48% / 8.82%	Starting monthly payment:	$189.35

Auction yield range:	3.04% - 7.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1997	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 5	Length of status:	4y 9m
Credit score:	800-819 (Mar-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,211	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	thoughtful-compassion1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my high interest debt
Purpose of loan:
This loan will be used to? pay off a high interest credit card. My family is my focus, and we want to be debt free within the next 5 years. This loan will help us kick-start a positive approach to our finances. With two little boys, one being autistic, ?we want to be able to knock out our debt to provide them with the resources they need.

My financial situation:
I am a good candidate for this loan because? I am a consistent and ethical individual. I have a Master's degree in education, and take responsibility for my finances. My husband and I have a lot of student loans that impact how we are able to budget our money. We are both gainfully employed and want to look towards saving for our children's education and our retirement.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451643
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,300.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$193.30

Auction yield range:	11.04% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1985	Debt/Income ratio:	5%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	19y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	34	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$120,051	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	social-tower	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Will you help out a 20 yr long Cop?
Does Prosper really work???? Show me that it does!? Purpose of loan:
Paying back the last of my ridiculous $4,000.00?credit card debt.? With this I am debt free other than a 1st and 2nd mortgage payment.? Homeowner for the past 16 years and never a late payment.?

My financial situation:
College educated and have worked in?Federal law enforcement for the past 19 years and 11 months (I've seen alot!).? I also?have worked a part time job on the weekends in the same field as my full time job for the past 20 years.? Yearly Income is approximately $68k which can be verified.? My jobs are very secure based on what I do.? I am very trustworthy and pay all my bills on time.? I basically have three monthly obligations currently-a 1st and 2nd Mortgage and a credit card with a remaining balance of $1100.00 and that is it!??I have a generous amount in my 401k/TSP although cannot borrow against it.? I have all the means to pay this back and would rather pay you the interest versus the Credit Card Co's and all their crazy terms.

I'm just a simple Guy who goes to work, pays his Bills and enjoys the simple things in life.???

Thanks for reading and your consideration.? Please ask any questions.

I'm honest and laid out all my expenses below.? Nothing to hide.

Monthly net income: $4279

Leftover monthly Income: $2229.00

Monthly expenses: $2050.00?
??Housing: $1340?
??Insurance: $100
??Car expenses: $ 0 (Free and clear)
??Utilities: $?70
??Phone, cable, internet: $80
??Food, entertainment: $150?
??Clothing, household expenses $80?
??Credit cards and other loans: $30 (Chase)
??Other expenses: $200.00 (Property Taxes)?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451649
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	13.50%	Starting borrower rate/APR:	14.50% / 16.66%	Starting monthly payment:	$103.26

Auction yield range:	8.04% - 13.50%	Estimated loss impact:	8.30%
Lender servicing fee:	1.00%	Estimated return:	5.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2006	Debt/Income ratio:	18%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	0y 7m
Credit score:	700-719 (Mar-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,857	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bergen	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	700-719 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	700-719 (Jul-2008)
Principal balance:	$2,089.30	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
On track to be card debt free
Purpose of loan:
I have 3500 in credit card debt. I have been making payments to reduce the amount but the interest rate is crippling. A prosper loan will enable me pay off the credit card companies. Then, I will make monthly payments to prosper at a lower rate.

My financial situation:
I am a good candidate for this loan because? I have no college debt. I studied for my Masters in Public Health by working part time and thus took no loans. I have not had any major lifestyle and family changes and have never defaulted on a loan. Thank you.

Monthly net income: $ 1800

Monthly expenses: $
??Housing: $ 350 for a shared apartment in Carbondale IL.
??Insurance: $ 35
??Car expenses: $ 105
??Utilities: $ none, included in my rent
??Phone, cable, internet: $ 60
??Food, entertainment: $ 450
??Clothing, household expenses $ 80
??Credit cards and other loans: $ 20
??Other expenses: $ 60
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451655
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$143.60

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 6	Length of status:	2y 7m
Credit score:	720-739 (Mar-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,535	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	reasonable-market	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for last semester of college
Purpose of loan:
This loan will be used to pay my college tuition for this current semester, which is also my last semester of college! I am graduating on May 22nd with my Bachelors of Science in Business Management with highest honors (summa cum laude) and with department distinction. I have already secured a post-graduate job and I have a firm start date in June.

My financial situation:
I am a good candidate for this loan because I have a strong understanding of how loans work, I have secured post-graduate employment which begins in June, and I am determined to make timely payments each and every month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451661
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1999	Debt/Income ratio:	36%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	10 / 9	Length of status:	3y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	33	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$73,515	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	helpmebreathagain	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan: This loan is going to be used to pay off credit cards with very high interest rates. I want to pay these off so I can start a clear slate with no credit cards in my future.
This loan will be used to?

My financial situation: I am a good candidate for this loan because I am determined to get?the credit cards?paid off. ?I pay on time now and I would not jeopardize?any opportunity to get the credit cards paid off in reasonable time.
I am a good candidate for this loan because?

Monthly net income: $ 1200.00

Monthly expenses: $
??Housing: $ 175.00????????
??Insurance: $?50.00
??Car expenses: $ 419.08
??Utilities: $?150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 200.00????
??Credit cards and other loans: $ 250.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451673
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.50%	Starting monthly payment:	$54.26

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2009	Debt/Income ratio:	5%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	0y 0m
Credit score:	660-679 (Mar-2010)	Total credit lines:	4	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ethical-basis2	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a new vehicle
This loan will be used to buy a new vehicle. My financial situation is good. I am a good candidate for this loan because I have worked at Pomroys short stop for two years but now currently work at Lowes. Which will allow me to make payments monthly. net income is about $90. The monthly expenses I currently pay are $50 for a cell phone bill and $40 for car insurance.?As far as housing goes I am currently living in my parents house and pay them $100 a month. I do not have a credit car, or any loans, but I do have a checkings and savings account.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451679
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$102.57

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	23%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	9y 0m
Credit score:	640-659 (Mar-2010)	Total credit lines:	50	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$4,273	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	trustworthy-peso2	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
unexpected expenses
Purpose of loan:
This loan will be used to? Pay off a small balance on my daughter's college bill, put a down payment for my son's final year in private school and pay off a couple of other unexpected bills

My financial situation:
I am a good candidate for this loan because? I work two jobs and understand the importance of my credit and paying my bills on time.

Monthly net income: $ 3900

Monthly expenses: $
??Housing: $ 816
??Insurance: $ 160
??Car expenses: $ 349
??Utilities: $ 250
??Phone, cable, internet: $ 140
??Food, entertainment: $300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447582
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$155.91

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2007	Debt/Income ratio:	8%
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 3	Length of status:	3y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	6	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$1,491	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	feelthankful	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	720-739 (Feb-2010) 680-699 (Sep-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
online application assistant
Purpose of loan:

Since last year I have tried different online businesses, purchased a couple domains, set up various sites, subscribed different affiliate programs, and tried SEO tools. I didn?t make much money from them; however, I did gain lots of experiences from them.

Due to some reason my wife needs to file certain online applications from time to time, which takes tremendous time because of certain reasons and limited quota each day, so sometime I need to help her spending time sitting in front of my desktop doing same thing repeatedly. I know there are people doing the same thing just like my wife, so I came to a great idea on starting a brand new business based on that. Sorry I can't discuss it in more detail, but what I need to do is to write some computer program (which I have already been working on it since two weeks ago), and open a small office in China (since labor costs in China are much cheaper) having some people working there remotely. Of course there are also some other works to do for the business.

I'm fairly sure this could be a profitable business; at least I could make some money from it. To start up the business, I need to raise some money to cover expenses in next few months, mainly for office-related expenses. Yep I will start it as a part-time business and I have already found a partner in China (to help me manage the office in China).

A little bit about me: I?m a systems analyst/programmer, have been working for the same company for last three years. I got a loan from Prosper a couple months ago for bumping up my credit score, paid it off within 3 month (with helps from my family), and got my credit score increased from 696 to 737.

Thanks.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 449736
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$260.26

Auction yield range:	17.04% - 32.00%	Estimated loss impact:	19.88%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	16y 0m
Credit score:	740-759 (Mar-2010)	Total credit lines:	16	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$10,094	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	KirosPOS	Borrower's state:	Illinois	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Selling some of my receivables
Purpose of loan:
This loan will be used to? get some liquidity back as I have financed some of my accounts due to the turmoil of the market.

Financial situation: I am trying to suit myself in Prosper as a great borrower, and also as a?lender. I have always paid on time to?my vendors and creditors.?But, I have unsuccessfully tried to get some loans from my banks.? It is very thigh no matter what our?Federal Government is doing for them. I have around?$48,000 in those AR in a good standing.?They are just paying me in a monthly basis with?good standing. I am receiving around $1,600 a month from those accounts. It is not enough when I?have?to?reinvest and move forward with my business. ?I am just asking for?12% of that. This will help.?My sales were 4%?up from 2008 in the last year,?and my profits went up almost 12%. I was able to adapt quickly and made some cuts in my expenses without hurting the performance of my company.? Those are some of the reasons my business was profitable in 2009.? Much better than I expected.??
I have been advised by some experts in Prosper that I should start with a lower amount first.? Then, after I develop some historical data, then I could borrow higher amounts.? Right now, I will settle for this amount.? My sister is also backing up this loan.

Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 449760
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$289.42

Auction yield range:	11.04% - 17.05%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1984	Debt/Income ratio:	18%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 4	Length of status:	27y 7m
Credit score:	760-779 (Feb-2010)	Total credit lines:	23	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$293	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	RoadMan777	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 36% )	760-779 (Latest)
Principal borrowed:	$20,000.00	< mo. late:	15 ( 60% )	680-699 (Jun-2007)
Principal balance:	$0.00	1+ mo. late:	1 ( 4% )
Total payments billed:	25
Description
"Wedding Hopeful Needs Your Help"
Purpose of loan:
My first?Prosper Loan has?BEEN PAID-IN-FULL AND WAS?PAID-OFF-EARLY.? I'm requesting this second Prosper Loan?to provide funds for my two daughters who have recently become engaged.?
My wife was?recovering from 2 battles with cancer, but is now fighting her third battle which is terminal.?Our financial situation and credit was adversely affected during the worst times of her illness.?
To see our daughters marry?with my wife by my side would be a blessing!??I've?been a State Trooper with the Florida Highway Patrol for 27 plus?years. I'm a man of integrity and good character who is hopeful to raise these funds for both weddings to happen before my wife looses?her battle with this cancer.? I'm fully capable of paying my bills as well as making an additional monthly payment for this loan.?
With that in mind, and with the hope of wedding blessings?please help my loan get fully funded. Thank you, in advance.

My financial situation:
I offer this snapshot of my monthly financial obligations as a means to show that I am capable of , once again, paying my Prosper account responsibly with the goal of paying off my loan within three years or less:?

Monthly Income: $5916.00 (includes my spouse)
Monthly expenses: $4267.00
Remaining cash flow/savings: $1649.00
Monthly Breakdown...
Housing: $1400.00 (includes taxes & insurance)
Auto Insurance: $79.00
Car expenses: $718.00 (includes gas)
Utilities: $704.00 (electric, telephones, water)?
Cable, Internet: $89.00
Food, entertainment: $600.00
Clothing, household expenses $100.00
Credit cards and other loans: $477.00
Other expenses: $100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451314
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$54.36

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1993	Debt/Income ratio:	8%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 4	Length of status:	2y 0m
Credit score:	760-779 (Mar-2010)	Total credit lines:	50	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$827	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	8%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	b2006	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	13 ( 100% )	760-779 (Latest)
Principal borrowed:	$12,500.00	< mo. late:	0 ( 0% )	800-819 (Oct-2009) 720-739 (Jun-2007) 700-719 (May-2006) 720-739 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Pay off Lending Club Loan
Purpose of loan:
To pay off a LendingClub Loan of $1800. I find making extra payments is easier on Prosper so transferring the loan here makes managing my finances easier.

I have a excellent credit rating and have paid off 2 other Prosper loans.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451398
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$225.32

Auction yield range:	8.04% - 14.00%	Estimated loss impact:	8.31%
Lender servicing fee:	1.00%	Estimated return:	5.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	23%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 11	Length of status:	5y 6m
Credit score:	720-739 (Mar-2010)	Total credit lines:	36	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$13,667	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ih8jocks1692	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	21 ( 100% )	720-739 (Latest)
Principal borrowed:	$12,000.00	< mo. late:	0 ( 0% )	740-759 (Oct-2009) 760-779 (Apr-2008) 760-779 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
credit cards
Purpose of loan:
This loan will be used to?
f8uther my portfolio
My financial situation:
I am a good candidate for this loan because?i have used prosper before and never missed a payment
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451404
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	11y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	4	Revolving credit balance:	$337	Stated income:	$25,000-$49,999
Amount delinquent:	$18,998	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	sbuijck	Borrower's state:	Michigan	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	660-679 (Jan-2010) 660-679 (Dec-2009) 660-679 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Debt consolidation
I am trying to consolidate Credit cards and a small loan that I have. I would like to get a lower monthly payment even though I know through the term of the loan I will actually pay more. My Ex-wife has and still is damaging my credit since the house we bought when we were married still has my name on it and she acnnot make a payment on time. I have tried to get my name off the loan but cannot. I have since purchased a house at a very high interest rate because of this. So i would like to try and reduce my monthly bills to accomodate for this. I am always on time with my Credit cards and house payment and auto loan and would just like the oppurtunity to have a little more IN-Pocket money. I did have to walk away from my house and have a foreclosure on my credit and other medical bills but i can promise as my past 3 year history shows i will pay this loan on-time and every month without fail. even with all i have gone through i have never failed to pay this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451440
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$193.51

Auction yield range:	14.04% - 30.00%	Estimated loss impact:	15.38%
Lender servicing fee:	1.00%	Estimated return:	14.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	10%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	3y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	17	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$1,371	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	Jackie1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	51 ( 100% )	640-659 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	680-699 (Feb-2010) 540-559 (Dec-2007) 540-559 (Nov-2007) 500-519 (May-2006)
Principal balance:	$1,549.91	1+ mo. late:	0 ( 0% )
Total payments billed:	51
Description
Consolidate to one payment
Purpose of loan:
This loan will be used to pay of my current loan, dental bill, personal loan?and to pay off current credit card balance.

My financial situation:
I am a good candidate for this loan because I have a great history with PROSPER since my first loan in 2006. Please review, Thanks.

Monthly net income: $ 3500

Monthly expenses: $ 1510
??Housing: $ 830
??Insurance: $ 80
??Car expenses: $ 0(no car payment)
??Utilities:??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $?100
??Other expenses: Gas $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451446
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	9.50%	Starting borrower rate/APR:	10.50% / 12.61%	Starting monthly payment:	$325.02

Auction yield range:	8.04% - 9.50%	Estimated loss impact:	7.20%
Lender servicing fee:	1.00%	Estimated return:	2.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	23%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	26 / 24	Length of status:	2y 10m
Credit score:	760-779 (Mar-2010)	Total credit lines:	48	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$8,265	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	profreshonal	Borrower's state:	NewYork	Borrower's group:	All In The Family
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	760-779 (Latest)
Principal borrowed:	$18,200.00	< mo. late:	0 ( 0% )	700-719 (Sep-2008) 680-699 (Jan-2008) 720-739 (May-2007)
Principal balance:	$5,780.67	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
Time 2 Consolidate 4 Low Int. Rate
This loan will be used to consolidate the remaining debt from Starting a Family Friendly Barbershop in a local mall. The barbershop has done well and I would like to have a lower interest rate on the remaining debt.?

I have?5 licensed barbers?with their own clientele who have been barbers in this?Barber Salon?since it has opened. The space holds?8 stations comfortably.?On average the barbers have made $800 - $1200 weekly.

I work full-time for the government and have rental property?income from investment property I have owned since 2001. Monthly net from the Barber Salon is $2,300?after all of my expenses. And I HAVE PERFECT PROSPER HISTORY

The net amount includes all operating expenses and a loan repayment of $600 deducted.

FYI - I have no idea why Prosper is giving my rating a C, they have my FICO score as 760-790, my income is higher and my revolving is lower. I noticed they dropped my score a letter every time I borrow and I paid my previous Prosper?Loan off early.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451452
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.99%	Starting borrower rate/APR:	32.99% / 37.09%	Starting monthly payment:	$44.11

Auction yield range:	11.04% - 31.99%	Estimated loss impact:	10.81%
Lender servicing fee:	1.00%	Estimated return:	21.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2007	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	3 / 3	Length of status:	1y 2m
Credit score:	640-659 (Mar-2010)	Total credit lines:	5	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	nickel-turtle	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
summer books
I plan to use this loan for new books and nursing scrubs. my finacial standing is good. i just need extra money fast. Thank You
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451458
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1993	Debt/Income ratio:	21%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	25y 8m
Credit score:	780-799 (Mar-2010)	Total credit lines:	16	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$378	Stated income:	$1-$24,999
Amount delinquent:	$18,752	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	gold-refresher6	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a loan I cosigned for
Purpose of loan:
This loan will be used to settle a loan I cosigned for with my daughter, who lost her job and a few other bills.

My financial situation:
I am a good candidate for this loan because I ALWAYS pay my debts on time which you can see from my credit history.? If my daughter had not lost her job, we would not be looking at this loan being behind either.? The creditor is pushing for a settlement.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451464
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	16.50%	Starting borrower rate/APR:	17.50% / 19.70%	Starting monthly payment:	$359.02

Auction yield range:	11.04% - 16.50%	Estimated loss impact:	10.38%
Lender servicing fee:	1.00%	Estimated return:	6.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1999	Debt/Income ratio:	50%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 13	Length of status:	7y 11m
Credit score:	700-719 (Mar-2010)	Total credit lines:	27	Occupation:	Architect
Now delinquent:	0	Revolving credit balance:	$26,770	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	abraxas1	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	700-719 (Feb-2010) 680-699 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Getting rid of the credit cards one
Purpose of loan: I have successfully paid off my prior prosper loan, which had a rate of 13.8%, 18 months ahead of time. This loan will be used to pay off a high interest credit card from Citibank who just raised my interest rate prior to the new credit regulations and will not reduce my interest rate despite years of ontime payments and a good credit score. The card currently has a minimum payment of $260/month which will take 26yrs to pay off at the current rate. We are about to have a second child and I would like to know that we will be able to reduce our monthly debt load or at least know that we will not be stuck with these payments forever.
My financial situation: I am a good candidate for this loan because I have been employed in a stable job with a good salary for years now. We have money saved for emergencies and I also contribute to a 401K loan which is available if necessary.
Monthly net income: $ 7200
Monthly expenses: Housing: $?2575,??Car Insurance: $ 250??Car loans (2): $ 700,??Utilities: $?380??Home phone, cable, internet and wireless family plan: $230??Groceries: $300??Credit cards and other loans: $ 1507, Gasoline $400, Insurance $238
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451470
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1993	Debt/Income ratio:	21%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 5	Length of status:	21y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	47	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,778	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	sturdy-benjamins1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off a credit card/other
Purpose of loan:
This loan will be used to? Pay off a credit card debt and a personal loan i owe to someone.

My financial situation:
I am a good candidate for this loan because? I will be able to make the monthly payments on time, and will also be able to make the full payment by the end of July, but at this point my financial situation is not allowing me to do that. I need to get this debt out to the way in order to get back on track with my finances.

Monthly net income: $ 2767

Monthly expenses: $ 2406
??Housing: $ 901
??Insurance: $ 0
??Car expenses: $ 495
??Utilities: $ 0
??Phone, cable, internet: $ 160
??Food, entertainment: $ 500
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 200
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451476
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 5	Length of status:	0y 0m
Credit score:	720-739 (Mar-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$3,613	Stated income:	$1-$24,999
Amount delinquent:	$2,505	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	mrcartel	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 100% )	720-739 (Latest)
Principal borrowed:	$6,001.00	< mo. late:	0 ( 0% )	760-779 (Jul-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Want to be a stay at home dad
I had twins (boy & girl) in March 2009. They were in the hospital for 6 months and we had a loss of income between wife and myself. I stay with the kids during the day and work at night. My first prosper loan I lost half the money trading by my own rules, but I paid the money back. I would like to ask for another loan because I learned from 1st round. The 2nd round should be easier because I have a mentor, who has been trading for 16 years, and I have been studying under him for 9 months now. My credit is not that great because of the loss of income and me leaving my corporate job for a warehouse job to take care of the wonder twins.

I believe I will be able to go full time in 2011, bring my credit score up to where it originally was when I did the first prosper loan, and stay at home with the wonder twins for the next 17 years (they turn 1 on March 28th). My goal is to trade 1 S&P 500 emini contract and increase contracts for every $2,000 in profits. The strategy I use which is quite conservative and it triggers 1-4 trades per day on average. My goal is to look for trades between 10-11 am and 1:30-2:30 pm.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451558
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$164.12

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	31%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 3	Length of status:	0y 5m
Credit score:	640-659 (Mar-2010)	Total credit lines:	27	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$4,940	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	market-winner8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card debt!
Purpose of loan:
This loan will be used to? Pay off a couple of credit cards with high interest rates, and to have some extra cash for a future trip planned.?

My financial situation:
I am a good candidate for this loan because? I am very trustworthy in paying my debt.? My bills are my first priority!? If I cannot afford it, I don't buy it... I am a shift manager for Aldi and I don't have a great income yet, but I am on a fast track to store management, by next year.? The starting salary for my upcoming position is no less than 70k annually.? The payments will be done in a timely manner and paid above the minimum amount, respectfully.? I am a recent Ole Miss grad and I have great future aspirations!

Monthly net income: $ 1920

Monthly expenses: $ 980
??Housing: $ 300 (I have 2 roommates)
??Insurance: $ 40
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 65
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 175
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451576
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$114.57

Auction yield range:	17.04% - 21.00%	Estimated loss impact:	19.19%
Lender servicing fee:	1.00%	Estimated return:	1.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2003	Debt/Income ratio:	33%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 4	Length of status:	0y 10m
Credit score:	680-699 (Mar-2010)	Total credit lines:	21	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$3,535	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bright-generosity4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for massage therapy school
Purpose of loan:
This loan will be used to help finance a 12 week program to become a certified deep tissue practitioner. My long term goal is to have the capability to work as a practitioner while attending graduate school to pursue a master's in counseling psychology.

My financial situation:
I am a good candidate for this loan because I know the importance of taking care of my responsibilities, financial and otherwise.

Monthly net income: $1700

Monthly expenses: $1422
??Housing: $500
??Insurance: $60
??Utilities: $50
??Phone, cable, internet: $100
??Food, entertainment: $150
??Credit cards and other loans: $492
??Other expenses: $20
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451594
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 28.32%	Starting monthly payment:	$604.36

Auction yield range:	8.04% - 25.00%	Estimated loss impact:	6.80%
Lender servicing fee:	1.00%	Estimated return:	18.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1987	Debt/Income ratio:	14%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 9	Length of status:	2y 5m
Credit score:	840-859 (Mar-2010)	Total credit lines:	32	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$11,492	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	14%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	treasure-bugle4	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bridge Loan for Exciting Product
Purpose of loan:
To obtain a business bridge loan until permanent financing is obtained.? Bridge loan will be used to fund the manufacture and sale of an exciting water recreation product.? The product is patented and has been in development for over 5 years.? We are in discussions with major manufactures of existing products interested in partnering with us.

My financial situation:
I have an excellent credit score with a stable job and profession.? I have a solid history of making all my payments.? This bridge loan will be used to help fund a new and exciting business which is within months of product release.? I have the available credit limit to use but would rather not use my credit for this type of funding.? There will likely be ongoing financing/investment opportunities.

Business Information:
My partner has been product testing at Lake Mead in Las Vegas this past weekend(3/21).? He informed me yesterday that testing has gone well.? We are going to be building our first run of 10 units over the next month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451600
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.56%	Starting borrower rate/APR:	26.56% / 28.89%	Starting monthly payment:	$811.79

Auction yield range:	8.04% - 25.56%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	23%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	2y 4m
Credit score:	780-799 (Mar-2010)	Total credit lines:	19	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$12,328	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	GPSDirect	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	780-799 (Latest)
Principal borrowed:	$23,000.00	< mo. late:	0 ( 0% )	720-739 (Jan-2008)
Principal balance:	$2.49	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Continued Flight Training
Purpose of loan:
I've got my private license and would like to move on quickly to instrument, multi, commercial, and CFI ratings.? I'm in good standing on an existing Prosper loan with only one payment of $3.00 to make.

My financial situation:
Financially stable with over 95K salary.? Monthly expenses $500 shy of net.? Current Prosper loan never late and only $3.00 left to pay on it.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451622
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$904.31

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	13y 5m
Credit score:	660-679 (Mar-2010)	Total credit lines:	23	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$223,028	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	affluence-yeller	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff High Interest Credit Card
Purpose of loan:
This loan will be used to? consolidate and payoff all high interest credit cards

My financial situation:
I am a good candidate for this loan because? I guarantee I will pay this off.? I want to be debt free within 3 years.? I have great credit history with all these creditors

Monthly net income: $ 15,870

Monthly expenses: $
??Housing: $ 2439.00
??Insurance: $ 859.67
??Car expenses: $ 634.08
??Utilities: $ 225.00
??Phone, cable, internet: $ 189.80
??Food, entertainment: $ 535.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 1405.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451628
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1994	Debt/Income ratio:	15%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	5y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	25	Occupation:	Analyst
Now delinquent:	2	Revolving credit balance:	$457	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 3	Homeownership:	No
Delinquencies in last 7y:	17
Screen name:	serene-power2	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying for wedding expenses
Purpose of loan:
This loan will be used to pay for wedding related costs

My financial situation:
I am a good candidate for this loan because I have the money in savings but do not want to dip into my savings.

Monthly net income: $3000

Monthly expenses: $
??Housing: $0.00
??Insurance: $136
??Car expenses: $330
??Utilities: $200
??Phone, cable, internet: $180
??Food, entertainment: $300
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451640
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2002	Debt/Income ratio:	21%
Basic (1-10):	1	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	5y 2m
Credit score:	640-659 (Mar-2010)	Total credit lines:	10	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$16	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	healthy-rupee	Borrower's state:	NewMexico	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off bills & debt
Purpose of loan:
This loan will be used to consolidate the bills I've accumulated & get up to date on them.

My financial situation:
I am a good candidate for this loan because I am in the process of rebuilding my credit & just cleared up many mistakes on my credit report in the last 8 months.? I am serious about fixing & re-establishing credit for a better future.

Monthly net income: $?2000.00

Monthly expenses: $ 1200.00
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451646
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1990	Debt/Income ratio:	38%
Basic (1-10):	4	Inquiries last 6m:	6	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	18 / 15	Length of status:	2y 8m
Credit score:	640-659 (Mar-2010)	Total credit lines:	33	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$27,665
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wampum-plum	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Paying daughter's college"
Purpose of loan:
This loan will be used to?
to pay off the last of my daughter's college expenses
My financial situation:
I am a good candidate for this loan because? i pay all of my bills on time with no problems. I believe a man has to be honorable of his word to be responsible for his financial affairs. I believe you can trust me based on honor.

Monthly net income: $
$5,600.00
Monthly expenses: $
??Housing: $?1,300.00??Insurance: $ incorporated in mortgage
??Car expenses: $ 926
??Utilities: $ 0
??Phone, cable, internet: $ 65
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 0
??Credit cards and other loans:?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451652
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1992	Debt/Income ratio:	12%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 13	Length of status:	2y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	35	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$26,588	Stated income:	$100,000+
Amount delinquent:	$474	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sfgate	Borrower's state:	California	Borrower's group:	Not Active
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-679 (Sep-2007) 640-659 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
need help to consolidate cc debts
Purpose of loan:
This is my second Prosper loan. I used the first to get out of credit card debt, and I've even bought my first place now! Thank you Prosper lenders. I now need a smaller loan to help with me our as I recover from recent down payment and moving expenses.

My financial situation:
I have a good education (MBA from a top school) and am well-employed. I have a good track record of paying on time for my auto loans, rent and other commitments.

The one current blemish on my credit report is due to a dispute with AT&T. I was caught in a billing mess between Cingular and AT&T when they merged and it has taken me six months clear it up. It's still not resolved so it is showing $471 unpaid. I'm currently working to get this cleared up.

My monthly budget:
Mortgage/rent: $2500
Insurance: $200
Car expenses: $500
Utilities: $100
Phone, cable, internet: $100
Food, entertainment: $300
Clothing, household expenses $200
Credit cards and other loan payments: $500 including student loans?
Other expenses: $
---------------------------------------
Total monthly expenses: $4,400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451658
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2000	Debt/Income ratio:	21%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	6y 0m
Credit score:	700-719 (Mar-2010)	Total credit lines:	13	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$2,568	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	102%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	MattBld	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,500.00	< mo. late:	0 ( 0% )	700-719 (Jan-2010) 600-619 (Jul-2008)
Principal balance:	$3,410.57	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
fixing heating system
Purpose of loan:
This loan will be used to??Fix heating system in my house.?

My financial situation:
I am a good candidate for this loan because? I have a sold job to pay back the loan

Monthly net income: $ 2800????????????

Monthly expenses: $
??Housing: $?970
??Insurance: $ 97
??Car expenses: $508
??Utilities: $ 100
??Phone, cable, internet: $57.80?
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ 222.30
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451664
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1989	Debt/Income ratio:	29%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	12y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	38	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$2,683	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	21
Screen name:	income-starter2	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation:
I am a good candidate for this loan because I?have a steady income that will allow me to satisfy the requirements of the loan.
Monthly net income: $ 52,830.00

Monthly expenses: $
??Housing: $?
??Insurance: $?
??Car expenses: $?
??Utilities: $?
??Phone, cable, internet: $?
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451676
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$249.41

Auction yield range:	11.04% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1985	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	14 / 14	Length of status:	11y 5m
Credit score:	700-719 (Mar-2010)	Total credit lines:	26	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$245,693	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	receptive-order4	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investments to enhance revenues
Purpose of loan:
This loan will be used to? take advantage of what my company and its employees deem a great opportunity to increase revenues to pre-recession levels and beyond.? My recruiting firm (specializing in software sales and sales management) has been in business for over 11 years and I have learned from the recession ending in 2002 that these are the times to take advantage of the resurgence in the high tech industry and its need to find the highest quality salespeople.? We will use this money to invest in sourcing web sites to make sure we have the highest quality candidates to fill the openings that our clients have given us in the past few weeks.? We may also use to contract with sources to help find these candidates.

My financial situation:
I am a good candidate for this loan because? I haven't had a late payment in at least 20 years.? My company has thrived for over 11 years and has an extremely bright future.

Monthly net income: $

Monthly expenses: $
??Housing: $ 2300
??Insurance: $ 350
??Car expenses: gas and maintenance only about $200
??Utilities: $ 250
??Phone, cable, internet: $ 150
??Food, entertainment: $ 1300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 2200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451682
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$164.12

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2004	Debt/Income ratio:	9%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	9y 11m
Credit score:	640-659 (Mar-2010)	Total credit lines:	7	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,248	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jarhead80	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-619 (Jul-2008)
Principal balance:	$1,477.52	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Debt consolidation
Purpose of loan:
This loan will be used to??pay off some credit cards and my other prosper loan?

My financial situation:
I am a good candidate for this loan because??I have a wonderful job and my work is steady and secure. I took out a prosper loan with 32% rate just too show my prosper investors that i wasn't a high risk:) but i want to pay that off along with some credit cards. My monthly income is $4320. Thank you.

Monthly expenses: $
??Housing: $?525
??Insurance: $ 115
??Car expenses: $ 75
??Utilities: $ 150
??Phone, cable, internet: $ 60
??Food, entertainment: $ 150
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 143
??Other expenses: $
Information in the Description is not verified.